UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2021 (December 1, 2021)

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point
Lincolnshire, IL 60069
(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2021, Alight, Inc. (the “Company”) entered into the First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC (“Alight Holdings”) with Bilcar FT, LP, a Delaware limited partnership (“Bilcar”), Trasimene Capital FT, LP, a Delaware limited partnership (“Trasimene”) and Alight Holdings (the “Amendment”). The Amendment amends the Second Amended and Restated Limited Liability Company Agreement of Alight Holdings dated as of July 2, 2021 to, among other items, permit the Company and Alight Holdings to redeem the Alight Holdings Class C Units (the “Class C Units”) during the lock-up period applicable to the holders of Class C Units. Bilcar and Trasimene currently hold all outstanding Class C Units, and the lock-up period applicable to them is set forth in the Amended and Restated Sponsor Agreement, dated as of January 25, 2021 (the “Sponsor Agreement”), by and among Foley Trasimene Acquisition Corp. (now known as Alight Group, Inc.) (“FTAC”), the Company, Alight Holdings, Bilcar, Trasimene and certain other parties thereto.

On December 1, 2021, the Company, Alight Holdings, FTAC and the other parties to the Sponsor Agreement entered into the Limited Waiver to the Sponsor Agreement (the “Limited Waiver”) to waive the lock-up period in the Sponsor Agreement with respect to any shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that are issued in respect of the Class C Units or forward purchase warrants (the “Forward Purchase Warrants”) issued as a result of the consummation of the forward purchase agreements with Cannae Holdings, Inc. (“Cannae Holdings”) and THL FTAC, LLC (“THL FTAC”) and held by Bilcar, Trasimene, Cannae Holdings, THL FTAC or certain of their affiliates or permitted transferees effective upon the receipt of Class A Common Stock following the exchange of any Class C Units previously held by such holder following a redemption or the exercise of any Forward Purchase Warrants previously held by such holder in connection with a make-whole exercise under the Warrant Agreement, dated as of May 29, 2020, by and between FTAC and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of July 2, 2021 (together, the “Warrant Agreement”), by and between the Company, FTAC and the Warrant Agent.

The foregoing descriptions of the Amendment and the Limited Waiver do not purport to be complete and are subject, and qualified in their entirety by reference, to the full text of the Amendment and the Limited Waiver, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2021, the Company issued a press release announcing the redemption of all of the outstanding Class C Units. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company and Alight Holdings on December 1, 2021 is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 or the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC, dated as of December 1, 2021, by and between Alight, Inc., Bilcar FT, LP, Trasimene Capital FT, LP and Alight Holding Company, LLC.

10.2	Limited Waiver to Amended and Restated Sponsor Agreement, dated as of December 1, 2021, by and between Alight, Inc., Alight Holding Company, LLC, Alight Group, Inc. and certain other parties thereto.

99.1	Press Release, dated December 2, 2021.

99.2	Notice of Redemption, dated December 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name:	Paulette R. Dodson
Title:	General Counsel and Corporate Secretary

Date: December 2, 2021